POWER OF ATTORNEY The undersigned, hereby appoints Ramona (Nanette) Agustines and Willian Hughes of Orrick, Herrington & Sutcliffe LLP and Tyler Waltman and Derek Durfey of Weave Communications, Inc., as the undersigned’s true and lawful attorney-in-fact to: (1) bind the undersigned for purposes of Form ID (Application for EDGAR Access), including prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID (Application for EDGAR Access), including amendments thereto, and any other documents necessary or appropriate to obtain credentials enabling the undersigned to open a new EDGAR account and make electronic filings with the SEC; and (2) authorize the prospective account administrators listed on the undersigned’s Form ID to manage the undersigned’s EDGAR account on the undersigned’s behalf; and (3) act as an account administrator for the undersigned’s EDGAR account, including to manage its EDGAR account and to take any other actions appropriate for an account administrator as contemplated by Regulation S-T. This Power of Attorney shall remain in full force and effect until May 15, 2026 IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of ____________, 2026. Herbert Edward Robson II By:         NOTARIZATION State/Commonwealth of _________________ City/County of _______________ This Power of Attorney was acknowledged before me on _______________, 2026, by Herbert Edward Robson II.      Notary Signature (Notarial Seal) My commission expires _______________, ____. Notary Registration Number ________________. April 21 Texas Bexar Electronically signed and notarized online using the Proof platform. 21st April November 7 2029 135539336 Julie Oh